UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2013

DAVITA HEALTHCARE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 7, 2013, the Company entered into a letter agreement (the “Standstill Agreement”) with Berkshire Hathaway Inc., on behalf of itself and its Affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) (collectively, “Investor”) pursuant to which Investor agreed, subject to certain exceptions and to the termination provisions specified in the Standstill Agreement, not to acquire beneficial ownership of the Company exceeding 25% of the Company’s then-outstanding Common Stock, and to certain other provisions respecting stockholders meetings, mergers and other matters specified therein.

The foregoing summary of the provisions of the Standstill Agreement is qualified in its entirety by reference to the text of the Standstill Agreement, which is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Letter Agreement, dated May 7, 2013, by and between DaVita HealthCare Partners Inc. and Berkshire Hathaway Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2013	DAVITA HEALTHCARE PARTNERS INC.

	By:	/s/ Kim M. Rivera
Kim M. Rivera
Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter Agreement, dated May 7, 2013, by and between DaVita HealthCare Partners Inc. and Berkshire Hathaway Inc.